EXHIBIT 99.1

FOR IMMEDIATE RELEASE

AFFINITY GAMING ANNOUNCES PRELIMINARY RESULTS OF VOTING AT ITS ANNUAL MEETING OF STOCKHOLDERS

Las Vegas, NV - May 14, 2014 - Affinity Gaming (“Affinity” or the “Company”) today announced that, at its Annual Meeting of Stockholders held on May 12, 2014, and based upon a review of the proxies received by the Company, the results of the voting at the Annual Meeting indicate that: Messrs. Richard S. Parisi, Thomas M. Benninger, Matthew A. Doheny, Randall A. Fine and Eric V. Tanjeloff have been elected as directors to hold office until the 2015 annual meeting of stockholders, and the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2014 fiscal year was ratified, in each case by the vote of 100% of the votes cast with 54.4% of the Company’s outstanding shares voting.

About Affinity Gaming

Affinity Gaming is a diversified casino gaming company headquartered in Las Vegas, Nevada. The Company’s casino operations consist of eleven casinos, five of which are located in Nevada, three in Colorado, two in Missouri and one in Iowa. Additionally, Affinity Gaming provides consulting services under an agreement to support the operations of the Rampart Casino at the JW Marriott Resort in Las Vegas. For more information about Affinity Gaming, please visit its website: www.affinitygaming.com.

Contacts:

Affinity Gaming
3755 Breakthrough Way, Suite 300
Las Vegas, NV 89135
(702) 341-2400
ir@affinitygaming.com

### #### ###